Exhibit 99.1

TERRESTRIAL ENERGY INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

As of September 30, 2025 and December 31, 2024

and for the three and nine months ended September 30, 2025 and 2024

Terrestrial Energy Inc.

Condensed Consolidated Balance Sheets

(Expressed in U.S. Dollars)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$27,739,256	$3,021,795
Prepaid expenses and other current assets	466,050	270,091
Total current assets	28,205,306	3,291,886
Property and equipment, net	1,215,626	770,548
Intangible assets, net	648,171	616,972
Right-of-use assets	1,495,115	622,450
Other assets	93,013	29,748
Total assets	$31,657,231	$5,331,604

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$6,883,598	$748,867
Operating lease liabilities, current	258,010	114,507
Finance lease liabilities, current	45,826	140,796
Related party advance (Note 4)	-	100,000
Total current liabilities	7,187,434	1,104,170
Convertible notes, net of debt discount	22,218,122	13,708,832
Accrued interest on convertible notes	1,907,135	266,554
Convertible notes, net of debt discount - related parties (Note 4)	4,176,017	2,371,994
Accrued interest on convertible notes - related parties (Note 4)	383,163	57,116
Operating lease liabilities, noncurrent	1,412,190	598,493
Finance lease liabilities, noncurrent	66,312	49,044
Deferred tax liabilities, net	665,953	665,953
Total liabilities	38,016,326	18,822,156

Commitments and Contingencies (Note 8)

Stockholders' deficit
Preferred shares, $0.001 par value; 4,000,000 authorized shares; 200,592 and 137,672 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	201	138
Common shares, $0.001 par value; 6,000,000 authorized shares; 738,331 shares issued and outstanding as of September 30, 2025 and December 31, 2024	738	738
Preferred exchangeable shares, $0.001 par value; 6,200 shares issued and outstanding as of September 30, 2025 and December 31, 2024	6	6
Common exchangeable shares, $0.001 par value; 530,924 shares issued and outstanding as of September 30, 2025 and December 31, 2024	531	531
Additional paid-in-capital	111,927,736	82,779,088
Accumulated deficit	(118,388,467)	(96,608,242)
Acccumulated other comprehensive income	100,160	337,189
Total stockholders’ deficit	(6,359,095)	(13,490,552)
Total liabilities and stockholders' deficit	$31,657,231	$5,331,604

The accompanying notes are an integral part of these condensed consolidated financial statements.

Terrestrial Energy Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Expressed in U.S. Dollars)

	Three months ended		Nine months ended
	September 30		September 30
	2025	2024	2025	2024
REVENUES
Engineering services revenue	$-	$124,358	$-	$249,395

OPERATING EXPENSES
Research and development costs	3,361,858	1,248,189	6,211,043	3,755,549
General and administrative	4,749,399	1,125,121	11,569,376	3,546,510
Depreciation and amortization	287,095	316,711	665,832	1,015,118
Total operating expenses	(8,398,352)	(2,690,021)	(18,446,251)	(8,317,177)
OPERATING LOSS	(8,398,352)	(2,565,663)	(18,446,251)	(8,067,782)

OTHER (EXPENSE) INCOME
Government grants	267,477	278,905	435,453	566,978
Interest expense	(1,247,574)	(448,161)	(3,784,907)	(685,804)
Interest expense - related party (Note 4)	(92,004)	(26,145)	(254,206)	(88,320)
Loss on extinguishment of debt	-	-	-	(1,183,289)
Interest income	158,056	15,922	169,416	46,183
Foreign exchange gain (loss)	33,192	(4,866)	100,270	(437)
OTHER EXPENSE	(880,853)	(184,345)	(3,333,974)	(1,344,689)
Net loss before income tax	(9,279,205)	(2,750,008)	(21,780,225)	(9,412,471)
Income tax benefit	-	-	-	-
NET LOSS	$(9,279,205)	$(2,750,008)	$(21,780,225)	$(9,412,471)

Less: Net income attributable to noncontrolling interest	-	60,296	-	115,134
Net loss attributable to common stockholders	$(9,279,205)	$(2,810,304)	$(21,780,225)	$(9,527,605)

Loss per common share, basic and diluted	$(7.31)	$(2.33)	$(17.16)	$(7.90)
Weighted-average shares of common shares outstanding, basic and diluted	1,269,255	1,206,205	1,269,255	1,206,205

Net loss	$(9,279,205)	$(2,750,008)	$(21,780,225)	$(9,412,471)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	27,871	(84,655)	(237,029)	488,848
Comprehensive loss	$(9,251,334)	$(2,834,663)	$(22,017,254)	$(8,923,623)
Less: Net income attributable to noncontrolling interest	-	60,296	-	115,134
Comprehensive loss attributable to common stockholders	$(9,251,334)	$(2,894,959)	$(22,017,254)	$(9,038,757)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Terrestrial Energy Inc.

Condensed Consolidated Statements of Changes in Stockholders' Deficit

(Expressed in U.S. Dollars)

(Unaudited)

										Accumulated
					Preferred		Common		Additional	Other
	Preferred Shares		Common Shares		Exchangeable Shares		Exchangeable Shares		Paid-In	Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Income (Loss)	Deficit	Total
Balance, December 31, 2024	137,672	$138	738,331	$738	6,200	$6	530,924	$531	$82,779,088	$337,189	$(96,608,242)	$(13,490,552)
Stock-based compensation	-	-	-	-	-	-	-	-	179,801	-	-	179,801
Issuance of warrants in connection with convertible notes	-	-	-	-	-	-	-	-	2,594,531	-	-	2,594,531
Currency translation adjustments	-	-	-	-	-	-	-	-	-	(826,454)	-	(826,454)
Net loss for the period	-	-	-	-	-	-	-	-	-	-	(6,251,893)	(6,251,893)
Balance, March 31, 2025	137,672	138	738,331	738	6,200	6	530,924	531	85,553,420	(489,265)	(102,860,135)	(17,794,567)
Stock-based compensation	-	-	-	-	-	-	-	-	214,062	-	-	214,062
Currency translation adjustments	-	-	-	-	-	-	-	-	-	561,554	-	561,554
Net loss for the period	-	-	-	-	-	-	-	-	-	-	(6,249,127)	(6,249,127)
Balance, June 30, 2025	137,672	138	738,331	738	6,200	6	530,924	531	85,767,482	72,289	(109,109,262)	(23,268,078)
Stock-based compensation	-	-	-	-	-	-	-	-	363,117	-	-	363,117
Issuance of Series A-1 preferred shares for cash	62,920	63	-	-	-	-	-	-	25,797,137	-	-	25,797,200
Currency translation adjustments	-	-	-	-	-	-	-	-	-	27,871	-	27,871
Net loss for the period	-	-	-	-	-	-	-	-	-	-	(9,279,205)	(9,279,205)
Balance, September 30, 2025	200,592	$201	738,331	$738	6,200	$6	530,924	$531	$111,927,736	$100,160	$(118,388,467)	$(6,359,095)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Terrestrial Energy Inc.

Condensed Consolidated Statements of Changes in Stockholders' Deficit (continued)

(Expressed in U.S. Dollars)

(Unaudited)

					Preferred		Common			Accumulated		Terrestrial	Attributable
					Exchangeable		Exchangeable		Additional	Other		Energy Inc.	to Non-
	Preferred Shares		Common Shares		Shares		Shares		Paid-In	Comprehensive	Accumulated	Stockholders’	Controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Income (Loss)	Deficit	Deficit	Interest	Total
Balance, December 31, 2023	137,672	$138	675,281	$675	6,200	$6	530,924	$531	$79,769,519	$(58,336)	$(85,122,832)	$(5,410,299)	$534,611	$(4,875,688)
Stock-based compensation	-	-	-	-	-	-	-	-	155,539	-	-	155,539	-	155,539
Currency translation adjustments	-	-	-	-	-	-	-	-	-	(95,355)	-	(95,355)	-	(95,355)
Net loss for the period	-	-	-	-	-	-	-	-	-	-	(3,052,189)	(3,052,189)	45,580	(3,006,609)
Balance, March 31, 2024	137,672	138	675,281	675	6,200	6	530,924	531	79,925,058	(153,691)	(88,175,021)	(8,402,304)	580,191	(7,822,113)
Stock-based compensation	-	-	-	-	-	-	-	-	161,323	-	-	161,323	-	161,323
Currency translation adjustments	-	-	-	-	-	-	-	-	-	668,858	-	668,858	-	668,858
Issuance of warrants in connection with convertible notes, net of tax	-	-	-	-	-	-	-	-	2,006,982	-	-	2,006,982	-	2,006,982
Loss on extinguishment of debt from related parties	-	-	-	-	-	-	-	-	(202,204)	-	-	(202,204)	-	(202,204)
Net loss for the period	-	-	-	-	-	-	-	-	-	-	(3,665,112)	(3,665,112)	9,258	(3,655,854)
Balance, June 30, 2024	137,672	138	675,281	675	6,200	6	530,924	531	81,891,159	515,167	(91,840,133)	(9,432,457)	589,449	(8,843,008)
Stock-based compensation	-	-	-	-	-	-	-	-	176,691	-	-	176,691	-	176,691
Currency translation adjustments	-	-	-	-	-	-	-	-	-	(84,655)	-	(84,655)	-	(84,655)
Issuance of warrants in connection with convertible notes, net of tax	-	-	-	-	-	-	-	-	379,638	-	-	379,638	-	379,638
Net loss for the period	-	-	-	-	-	-	-	-	-	-	(2,810,304)	(2,810,304)	60,296	(2,750,008)
Balance, September 30, 2024	137,672	$138	675,281	$675	6,200	$6	530,924	$531	$82,447,488	$430,512	$(94,650,437)	$(11,771,087)	$649,745	$(11,121,342)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Terrestrial Energy Inc.

Condensed Consolidated Statements of Cash Flows

(Expressed in U.S. Dollars)

(Unaudited)

	For the nine months ended
	September 30, 2025	September 30, 2024
Cash flows from operating activities
Net loss	$(21,780,225)	$(9,412,471)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	665,832	1,015,118
Loss on extinguishment of debt	-	1,183,289
Amortization of debt issuance costs	1,922,844	373,118
Stock based compensation	756,980	493,553
Unrealized foreign currency transaction(gain) loss	(310,680)	1,669,931
Noncash lease expense	263,563	106,842
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(494,336)	(647,546)
Accounts payable and accrued expenses	6,228,541	721,699
Accrued interest	1,640,581	27,976
Accrued interest - related party	326,047	13,985
Operating lease payments	(47,559)	(98,798)
Net cash used in operating activities	(10,828,412)	(4,553,304)

Cash flows from investing activities
Purchase of property and equipment	(993,860)	(700,482)
Purchase of intangible assets	(35,472)	(34,909)
Net cash used in investing activities	(1,029,332)	(735,391)

Cash flows from financing activities
Proceeds from issuance of convertible notes	9,335,000	1,400,000
Proceeds from issuance of convertible notes - related party	1,650,000	650,000
Proceeds from Series A-1 preferred issuance	25,797,200	-
Repayment of finance lease liabilities	(113,261)	(16,325)
Net cash provided by financing activities	36,668,939	2,033,675

Effect of exchange rate changes on cash	(93,734)	668,847
Net increase (decrease) in cash and cash equivalents	24,717,461	(2,586,173)
Cash and cash equivalents at beginning of period	3,021,795	4,600,530
Cash and cash equivalents at end of period	$27,739,256	$2,014,357

Supplemental cash flow information
Interest paid	$23,446	$27,236
Supplemental noncash investing and financing activities
Initial recognition of finance leases	$43,736	$-
Recognition of warrants in connection with convertible notes, net of tax	$2,594,531	$2,006,982
Related party debt extinguishment	$-	$202,204

The accompanying notes are an integral part of these condensed consolidated financial statements.

Terrestrial Energy Inc.

Notes to Condensed Consolidated Financial Statements

(Expressed in U.S. Dollars)

(Unaudited)

1. Organization and Description of Business

Terrestrial Energy Inc. (the "Company" or "TEI"), a Company incorporated under the laws of the State of Delaware, is a developing Generation IV nuclear technology, as defined by the Generation IV International Forum. The Company is committed to delivering reliable, resilient, emission-free, and cost-competitive energy by developing and deploying its patented Integral Molten Salt Reactor ("IMSR") for commercial operation.

Prior to April 5, 2024, the Company was incorporated under the Business Corporations Act of Ontario and was domiciled in Canada. On December 13, 2023 the Company entered into an agreement with Terrestrial Energy Delaware Inc. ("DelawareCo") and Terrestrial Energy Canada (Exchange) Inc. (the "Arrangement Agreement") pursuant to which TEI completed a corporate redomicile under the laws of the State of Delaware by way of a statutory plan of arrangement under Section 182 of the Business Corporations Act (Ontario) (the "Arrangement") that provided for, among other things:

(a) the issuance to holders of Class A Common Shares, at their election and subject to applicable eligibility criteria, for their Class A Common Shares of either: (i) shares of common stock of Terrestrial Energy Delaware Inc., par value $0.001 per share (the "DelawareCo Common Shares"), a corporation existing under the laws of the State of Delaware ("DelawareCo"), on a one-for-one basis; or (ii) common exchangeable shares in the capital of Terrestrial Energy Canada (Exchange) Inc. (the "Common Exchangeable Shares"), a corporation existing under the laws of the Province of Ontario ("ExchangeCo") and a direct wholly-owned subsidiary of Terrestrial Energy Canada (Call) Inc., a corporation existing under the laws of the Province of Ontario and a direct, wholly-owned subsidiary of DelawareCo ("CallCo"), on a one-for-one basis;

(b) the issuance to holders of Series 4 Preferred Shares, at their election and subject to applicable eligibility criteria, for their Series 4 Preferred Shares of either: (i) shares of Series A preferred stock in the capital of DelawareCo, par value $0.001 per share (the "DelawareCo Series A Preferred Shares"), on a one-for-one basis, or (ii) (A) Preferred Exchangeable Shares in the capital of ExchangeCo (the "Preferred Exchangeable Shares", and together with the "Common Exchangeable Shares" the "Exchangeable Shares"), on a one-for-one basis;

(c) the issuance to holders of Exchangeable Shares of voting shares in the Company proportionate to their beneficial ownership interest;

(d) the entry by DelawareCo, CallCo and ExchangeCo into the Exchange and Support Agreement (the "Exchange and Support Agreement");

(e) the exchange of outstanding warrants issued by Terrestrial Energy (Ontario) Inc. ("TEON") for warrants issued by TEI; and

(f) the exchange of options exercisable for TEON securities for options exercisable for TEI securities.

The Arrangement became effective on April 5, 2024. Based on an assessment of the ownership and control of the Company both prior to and after the reorganization, the reorganization was accounted for as a transaction under common control. As a result, the assets and liabilities of the transferred entities were recognized at their carrying amounts at the date of transfer. In addition, the reorganization has been treated with retrospective application as of the beginning of the reporting period.

Merger Agreement

On March 26, 2025, the Company entered into a Business Combination Agreement (the "Business Combination Agreement") with HCM II Acquisition Corp., a Cayman Islands exempted company (which will transfer by way of continuation and domesticate as a Delaware corporation prior to the Closing ("HCM II"), and HCM II Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of HCM II ("Merger Sub"), pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub will merge with and into the Company (the "Merger"), with the Company continuing as the surviving company. Under the terms of the Merger Agreement, the Company's outstanding shares and convertible notes will be exchanged for shares in HCM II at an exchange ratio specified in the Business Combination Agreement. The closing of the Merger is subject to the receipt of the required approvals by the Company's and HCM II's shareholders and the fulfilment of other customary closing conditions set forth in the Business Combination Agreement. In connection with the closing of the Merger, HCM II will change its name to Terrestrial Energy Inc.

The Business Combination closed on Tuesday, October 28, 2025, subject to the satisfaction or waiver of all closing conditions, with trading commencing on the Nasdaq Stock Market LLC (“Nasdaq”) on Wednesday, October 29, 2025.

Upon closing of the transaction, the combined company became known as Terrestrial Energy Inc. and its securities were listed on Nasdaq under the symbols “IMSR” and “IMSRW”, respectively.

Liquidity and Going Concern

Historically, the Company's primary sources of liquidity have been cash flows from private fundraising offerings from related parties or other investors and other financing activities to fund operations. For the nine months ended September 30, 2025 and 2024, the Company reported operating losses of $18.4 million and $8.1 million, respectively, and negative cash flows from operations of $10.8 million and $4.6 million, respectively. As of September 30, 2025, the Company had an aggregate unrestricted cash balance of $27.7 million, a net working capital of $21.0 million, and accumulated deficit of $118.4 million.

The Company commenced trading on Nasdaq on October 29, 2025, after completing its business combination with HCM II on October 28, 2025. Pursuant to the closing of the business combination, the company received in excess of $292 million in gross proceeds before expenses, which included a $50 million common stock private investment ("PIPE") and approximately $242 million from HCM II's trust account following redemptions of less than 1%. Based on the financing received subsequent to the balance sheet date, management believes that it has sufficient liquidity to support operations for at least the next twelve months following the date of issuance of the condensed consolidation financial statements. This projection is based on the Company's current expectations regarding future sales, cost structure, cash burn rate and other operating assumptions. Accordingly, while the Company continues to face risks and uncertainties, management has determined that the plans in place to alleviate the conditions and events that previously raised substantial doubt about the Company's ability to continue as a going concern, and therefore substantial doubt does not exist as of the issuance date.

These consolidated financial statements do not include any adjustments that might be necessary if the Company were unable to continue as a going concern.

2. Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") for interim financial information. Accordingly, they do not include all the information and footnotes required by U.S. GAAP for complete consolidated financial statements. The accompanying unaudited condensed consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with US GAAP. Interim results are not necessarily indicative of the results for a full year. Therefore, these interim unaudited condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements for the years ended December 31, 2024 and 2023.

The Company has made certain revisions to the prior period information presented within the condensed consolidated financial statements to present 6,200 preferred exchangeable shares and 530,924 common exchangeable shares issued and outstanding (Note 5). The revisions had no effect on total liabilities, stockholders' deficit or net loss after taxes as previously reported.

The unaudited condensed consolidated financial statements include the consolidated financial statements of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments and assumptions. The Company believes that the estimates, judgments and assumptions made when accounting for items and matters such as, but not limited to, revenue recognition, determination of deferred income for government assistance, VIE determination, useful life of property and equipment and intangible assets, fair value of stock options granted, recognition of deferred income tax assets, determination of incremental borrowing rate used to measure lease liabilities, warrants, embedded derivatives in convertible notes, are reasonable based on information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the condensed consolidated financial statements, as well as amounts reported on the statements of operations during the periods presented. Actual results could differ from those estimates.

Variable Interest Entities

The Company determines at the inception of each arrangement whether an entity in which the Company holds an investment or in which the Company has other variable interests is considered a variable interest entity ("VIE"). The Company consolidates VIEs when it is the primary beneficiary. The primary beneficiary of a VIE is the party that meets both of the following criteria: (1) has the power to make decisions that most significantly affect the economic performance of the VIE and (2) has the obligation to absorb losses or the right to receive benefits that in either case could potentially be significant to the VIE.

In 2014, the Company agreed to establish Terrestrial Energy USA, Inc. ("TEUSA"), a Delaware corporation, which was initially majority owned by SWH Capital LLC ("SWH"), an entity owned and controlled by the CEO of the Company, with the minority interest owned by the Company. TEUSA's purpose was to be an independent entity to commercialize IMSR technology for US market deployment with the support of the U.S. Federal and State governments. The Company and TEUSA held several officers and directors in common. Under mutual licensing agreements between the companies, the Company would receive revenue royalties in the event that the technology was successfully commercialized in the U.S. The Company concluded that the TEUSA was a Variable Interest Entity as defined by ASC 810. The Company performed an analysis to identify the primary beneficiary under the related party group (all under common control). Consequently, the accounts of the TEUSA were consolidated with the accounts of the Company, and a noncontrolling interest was recorded. Net assets and net income attributable to the non-controlling interest as of and for the nine months ended September 30, 2024 was $0.4 million and $0.1 million, respectively.

On December 23, 2024, the Company entered into an agreement and plan of merger providing for the merger of TEUSA (the "TEUSA Merger") into a wholly owned subsidiary of the Company. Immediately prior to the TEUSA Merger, TEUSA was 70.1% owned by SWH, and 29.9% owned by the Company. At the effective time of the TEUSA Merger, the separate corporate existence of TEUSA ceased and:

(a) each share of TEUSA Common Stock held by TEON that was issued and outstanding immediately prior to the TEUSA Merger and all rights in respect thereof ceased to exist and was converted into the right to receive an amount in cash, without interest, equal to $12,362.64 (the "Per Share Cash TEUSA Merger Consideration");

(b) each share of TEUSA Common Stock held by SWH that was issued and outstanding immediately prior to the TEUSA Merger and all rights in respect thereof ceased to exist and was converted into the right to receive a number TEI Common Shares, equal to the Per Share Cash Merger Consideration divided by $100.00 (the "Per Share Stock Merger Consideration" and, together with the Per Share Cash TEUSA Merger Consideration, the "Merger Consideration"); and

(c) each share of capital stock of Merger Sub issued and outstanding immediately prior to the TEUSA Merger remained outstanding following the consummation of the merger.

The effect of the TEUSA Merger is that the Company owns 100% of TEUSA as of December 23, 2024. In accordance with ASC 810, as the Company maintained controlling financial interest, the acquisition of the noncontrolling interest was accounted for as an equity transaction, consistent with ASC 810-10-45-23.

Foreign Currency

The Company's reporting currency is the US dollar ("USD"). The functional currency of each subsidiary is determined by the currency of the primary economic environment in which the entity operates. The functional currency of TEON is the Canadian dollar ("CAD"), that of Terrestrial Energy Limited, a company incorporated under the laws of England and Wales, the Pound Sterling and that of Terrestrial Energy USA, Inc., the United States dollar. Assets and liabilities of the operating subsidiaries are translated at the spot rate in effect at the applicable reporting date. Revenues and expenses of the operating subsidiaries are translated at the average exchange rates in effect during the applicable period. The resulting foreign currency translation adjustment is recorded as Accumulated other comprehensive income (loss), which is reflected as a separate component of Stockholders' Deficit. The functional currency is translated into U.S. dollars for balance sheet accounts using currency exchange rates in effect as of the balance sheet date, and for revenue and expense accounts using a weighted-average exchange rate during the respective reporting period. The transactions in foreign currency (that is a different currency than the functional currency of the entity) are converted at the exchange rate prevailing to the date of the transaction. The assets and liabilities denominated in foreign currencies are evaluated in the current period on the date of the closing or at the opening rate, when applicable. The translation adjustments are deferred as a separate component of equity in "Accumulated other comprehensive income (loss)". Gains or losses resulting from transactions denominated in foreign currencies and intercompany debt that is not of a long-term investment nature are included in foreign exchange (gain) loss in the condensed consolidated statements of operations and comprehensive loss.

Concentration of Credit Risks

The Company's cash accounts in a financial institution may at times exceed the Federal Depository Insurance coverage of $250,000. At September 30, 2025 and December 31, 2024, the Company’s cash balances exceeded FDIC insured limits by $27.5 million and $2.7 million, respectively. No losses have been incurred to date on any deposit balance.

Revenue Recognition

The Company determines revenue recognition through the following steps: a) identification of the contract with a customer, b) identification of the performance obligations in the contract, c) determination of the transaction price, d) allocation of the transaction price to the performance obligations in the contract and e) recognition of revenue when the Company satisfies a performance obligation.

The Company carries out engineering services for customers with revenue recognized typically on an over time basis. The Company's contracts with the customer are to provide a significant service of integrating a complex set of tasks and components into a single deliverable. Consequently, the entire contract is accounted for as one performance obligation. The Company recognizes revenue from engineering services over time using an input method as performance obligations have no alternative use for the Company and the contracts would require payment to be received for the time and effort spent by the Company on progressing the contracts in the event of the customer cancelling the contract prior to completion for any reason other than the Company's failure to perform its obligations under the contract. Specifically, labor hours incurred are used to measure progress towards complete satisfaction of the service. This is considered a faithful depiction of the transfer of services as the contracts are initially priced on the basis of anticipated hours to complete the projects and, therefore, also represents the amount to which the Company would be entitled based on its performance to date.

The Company defers incremental costs of obtaining a customer contract and amortizes the deferred costs over the period that the related revenue is recognized. The Company had no material incremental costs to obtain customer contracts in any period presented.

The Company intends to disaggregate revenue into categories to provide useful information to the users of the condensed consolidated financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows as the Company's customer base expands.

Fair Value Measurements

Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The authoritative guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are from sources independent of the Company. Unobservable inputs reflect the Company's assumptions about the factors market participants would use in valuing the asset or liability developed based upon the best information available in the circumstances. The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The hierarchy is broken down into three levels:

●	Level 1: Inputs are quoted prices in active markets for identical assets or liabilities.

●	Level 2: Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly.

●	Level 3: Inputs are unobservable for the asset or liability.

The carrying amounts of certain financial instruments, such as cash equivalents, prepaid expenses and other current assets, accounts payable and accrued expenses, approximate fair value due to their relatively short maturities.

Convertible Notes

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. In this case, the convertible notes represent a financial instrument other than an outstanding share that embodies a conditional obligation that the issuer must or may settle by issuing a variable number of its equity shares. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the convertible notes date in accordance with ASC Topic 480, Distinguishing Liabilities from Equity ("ASC 480").

Warrants

The Company reviews the terms of warrants to purchase its common stock to determine whether warrants should be classified as liabilities or stockholders' deficit in its condensed consolidated balance sheets. In order for a warrant to be classified in stockholders' deficit, the warrant must be (i) indexed to the Company's equity and (ii) meet the conditions for equity classification. If a warrant does not meet the conditions for stockholders' deficit classification, it is carried on the condensed consolidated balance sheets as a warrant liability measured at fair value, with subsequent changes in the fair value of the warrant recorded in other income (expense) in the condensed consolidated statements of operations and comprehensive loss. If a warrant meets both conditions for equity classification, the warrant is initially recorded, at its relative fair value on the date of issuance, in stockholders' deficit in the condensed consolidated balance sheets, and the amount initially recorded is not subsequently remeasured at fair value.

Stock-Based Compensation

The Company accounts for stock-based compensation arrangements granted to employees in accordance with ASC 718, "Compensation: Stock Compensation", by measuring the grant date fair value of the award and recognizing the resulting expense over the period during which the employee is required to perform service in exchange for the award. Equity-based compensation expense is only recognized for awards subject to performance conditions if it is probable that the performance condition will be achieved. The Company accounts for forfeitures when they occur.

The Company uses the Black-Scholes option pricing model to determine the grant date fair value of its stock-based compensation. This model requires the Company to estimate the expected volatility and the expected term of the stock options, which are highly complex and subjective variables. The Company uses an expected volatility of its stock price during the expected life of the options that is based on the historical performance of the Company's stock price as well as including an estimate using similar companies. The expected term is computed using the simplified method as the Company's best estimate given its lack of actual exercise history. The Company has selected a risk-free rate based on the implied yield available on U.S. Treasury securities with a maturity equivalent to the expected exercise term of the stock option.

Government Grants

Government grants are recognized where there is reasonable assurance that the grant will be received, and all attached conditions will be complied with. When the grant relates to an expense item, the grant is recognized in other income as government grants, deferred over the period necessary to match the grant on a systematic basis to the costs that it is intended to compensate. Where the grant relates to an asset, it is recognized as deferred income, and then recognized as income over the useful life of the related depreciable asset.

Net Loss Per Share

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to shares in undistributed earnings as if all income (loss) for the period had been distributed. The Company's preferred stock does not contractually require the holders of such stock to participate in losses of the Company. Accordingly, in periods in which the Company reports a net loss attributable to common stockholders, such losses are not allocated to such participating securities.

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common stock outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common stock and potentially dilutive securities outstanding for the period. For purposes of this calculation, stock options and warrants have been excluded from the calculation of diluted net loss per share attributable to common stockholders as their effect is anti-dilutive for all periods presented.

Segment reporting

The Company has a single operating and reportable segment. The Company's Chief Executive Officer ("CEO") is its Chief Operating Decision Maker ("CODM"), who reviews financial information presented on a consolidated basis for the purposes of making operating decisions, allocating resources and evaluating financial performance.

Emerging Growth Company Status

The Company is expected to be an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the "Securities Act"), as modified by the Jumpstart Our Business Startups Act of 2012 ("JOBS Act"). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that the Company (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these condensed consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Recent Accounting Pronouncements

The Company has assessed the adoption impacts of recently issued accounting standards by the Financial Accounting Standards Board on the Company's condensed consolidated financial statements as well as material updates to previous assessments, if any, to the Company's annual audited consolidated financial statements and notes for the years ended December 31, 2024 and 2023, and noted no changes.

In July 2025, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) 2025-05, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The ASU introduces a practical expedient that allows entities to assume current economic conditions remain unchanged over the life of an asset when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions under ASC 606, Revenue from Contracts with Customers. The amendments also permit certain non-public entities to make an accounting policy election to consider post-balance-sheet collections when applying the expedient. The guidance is effective for annual periods beginning after December 15, 2025, and interim periods within those annual periods. Early adoption is permitted. The amendments are applied prospectively to eligible assets existing on or arising after the date of adoption. The Company does not currently have accounts receivable or contract assets arising from ASC 606 transactions. Accordingly, the adoption of ASU 2025-05 is not expected to have a material impact on the Company’s financial position, results of operations, or cash flows. The Company will continue to monitor future activity and evaluate the applicability of this guidance if accounts receivable or contract assets arise in future periods.

3. Convertible Notes and Convertible Notes - Related Parties

May 2023 Offering

From May 2023 through June 2023, the Company entered into subscription agreements for an offering of units with various investors, including related parties ("May 2023 Offering"). Each unit comprised of a convertible note due September 30, 2024 with a principal amount of $1,000 per unit bearing interest at 8%, and a warrant expiring March 31, 2028. The convertible notes (including unpaid interest) were automatically convertible into equity or equity linked securities of the Company in the case of the first of either a $150,000,000 equity or equity linked financing or an initial public offering (IPO) occurring before September 30, 2024. In the case of a $150,000,000 equity or equity linked financing the conversion would convert into equity or equity linked securities at a conversion price equal to 80% of the financing price. In the case of an IPO, the conversion would convert into the Company's most recent issuance of equity or equity linked securities at a conversion price equal to 80% of the IPO issue price. In the event that no conversion event as described above occurred, the notes (principal and unpaid interest) would be exchanged for a secured promissory note repayable either on 30 days' demand or on September 30, 2026. Each warrant issued by the Company entitled the holder to acquire up to $1,000 in equity or equity linked securities issued by the Company after March 31, 2023 but before September 30, 2024 at the price that such securities were issued.

The May 2023 Convertible Notes were initially recognized at proceeds received with a debt discount recognized in the full amount of the initial fair value of the bifurcated embedded derivative for a conversion feature. The warrants qualified as permanent equity under ASC 815-40; therefore, the Warrant was recognized within paid-in capital and measured at relative fair value. When estimating the fair value of the Warrant, the Company has followed the guidance in ASC 820 Fair Value Measurement.

The fair value of the warrants issued with the May 2023 Offering Convertible Notes was based on the Black-Scholes pricing model based on the following inputs:

May 2023 Offering
Stock price	$51.12
Exercise (Strike) price	Variable
Time to maturity (years)	3.5
Annualized risk-free rate	4.6%
Annualized volatility	50.0%

The May 2023 units were replaced by exchange in September 2023, see further discussion below.

September 2023 Offering

From September 2023 through October 2023, the Company entered into subscription and exchange agreements for an offering of units with various investors, including related parties ("September 2023 Offering"). Each unit was comprised of (i) a convertible note and (ii) five (5) warrants expiring July 31, 2028 to buy common shares of the Company at $200 exercisable in cash or by cashless exercise based on the market price of shares in the specified manner.

Each convertible note was a secured convertible note of the Company in the principal amount of $1,000 per unit due July 31, 2026 with a principal amount of $1,000 bearing interest at 8%. The convertible notes (including interest) were automatically convertible prior to maturity into (i) (a) the shares of the surviving entity following a SPAC (Special Purpose Acquisition Company) merger at a conversion price equal to 80% of the issue price of the securities issued by such surviving entity and (b) certain limited rights to the issue of additional surviving entity securities 21 days after the expiry of the lock ups associated with the SPAC merger transaction to compensate for any price evolution in the trading price of such securities below the issue price down to $5.00; (ii) common or preferred shares in the case of a $50,000,000 issuance of common or preferred shares (excluding units or monies raised in connection with a SPAC merger) at a conversion price equal to 80% of the issue price of such securities, or (iii) same class of shares of the Company issued in connection with an IPO at a conversion price equal to 80% of the price of such shares immediately post IPO.

Additionally, the Company entered into exchange agreements with each of the May 2023 Convertible Note holders whereby the holders received similar rights as under the September 2023 Offering. The Company concluded the exchanges met the definition of a troubled debt restructuring under ASC 470-60, Troubled Debt Restructurings by Debtors, as the Company was experiencing financial difficulties and the creditors granted a concession. The future undiscounted cash flows of the September 2023 Convertible Notes after the exchanges exceeded the carrying value of the May 2023 Convertible Notes prior to the exchanges. As such, the effective interest rate was adjusted prospectively, and no gain or loss was recognized.

The September 2023 Convertible Note are required to be accounted for as an ASC 480-10 liability as a result of the Variable Share Settlement provisions. The warrants qualified as permanent equity under ASC 815-40; therefore, the warrants were recognized within paid-in capital and measured at relative fair value. When estimating the fair value of the warrants, the Company followed the guidance in ASC 820 Fair Value Measurement.

The fair value of the warrants issued with the September 2023 Offering Convertible Notes was based on Black-Scholes pricing model based on the following inputs:

September 2023 Offering
Stock price	$51.14
Exercise (Strike) price	$200
Time to maturity (years)	4.9
Annualized risk-free rate	4.4%
Annualized volatility	60.0%

The September 2023 units were replaced by exchange in 2024, see further discussion below.

2024 Bridge Round Offering

From April 2024 through December 2024 the Company entered into subscription and exchange agreements for an offering of units with various investors, including related parties ("Bridge Round Offering"). Each unit was comprised of (i) a convertible note and (ii) ten (10) warrants expiring July 31, 2028 to buy common stock of the Company at $100 exercisable in cash or by cashless exercise based on the market price of shares in the specified manner.

Each convertible note was a secured convertible note of the Company in the principal amount of $1,000 per unit due July 31, 2026 with a principal amount of $1,000 bearing interest at 8%. The convertible notes (including unpaid interest) were automatically convertible prior to maturity into (i) (a) the shares of the surviving entity following a SPAC (Special Purpose Acquisition Company) merger at a conversion price equal to 75% of the issue price of the securities issued by such surviving entity and (b) certain limited rights to the issue of additional surviving entity securities 21 days after the expiry of the lock ups associated with the SPAC merger transaction to compensate for any price evolution in the trading price of such securities below the issue price down to $5.00; (ii) the Company's common or preferred stock in the case of a $50,000,000 issuance of common or preferred stock (excluding units or monies raised in connection with a SPAC merger) at a conversion price equal to 75% of the issue price of such securities, or (iii) same class of shares of the Company issued in connection with IPO shares at a conversion price equal to 75% of the price of such shares immediately post IPO.

The Company's obligations under the convertible notes, are secured in favor of each convertible note holder by a guaranty made by the Company and a security interest in all present and after acquired personal property and assets of the Company. The convertible notes include a prohibition on the Company granting liens or security interests on its assets outside the ordinary course of business.

Additionally, the Company entered into exchange agreements with each of the September 2023 Convertible Note holders whereby the holders received similar rights as the 2024 Bridge Round Offering. The Company evaluated the exchange agreement and determined it was not required to be accounted for as a Troubled Debt Restructuring under ASC 470-60 as no concession was granted to the Company. The Company then evaluated the exchange under ASC 470-50, Debt - Modifications and Extinguishment.

The 2024 Bridge Round Convertible Notes are required to be accounted for as an ASC 480-10 liability as a result of the Variable Share Settlement provisions. The warrants qualified as permanent equity under ASC 815-40; therefore, the warrants were recognized within paid-in capital and measured at relative fair value. When estimating the fair value of the warrants, the Company has followed the guidance in ASC 820 Fair Value Measurement.

The fair value of the warrants issued with the 2024 Bridge Round Offering was based on Black-Scholes pricing model based on the following inputs:

2024 Bridge Round Offering
Stock price	$52.06
Exercise (Strike) price	$100
Time to maturity (years)	4.1
Annualized risk-free rate	4.3%
Annualized volatility	63.0%

February 2025 Bridge Round Offering

During February 2025 the Company entered into subscription and exchange agreements for an offering of units with various investors, including related parties ("February 2025 Offering") totaling $10,985,000. Each unit was comprised of (i) a convertible note and (ii) ten (10) warrants expiring July 31, 2028 to buy common stock of the Company at $100 exercisable in cash or by cashless exercise based on the market price of shares in the specified manner.

Each convertible note was a secured convertible note of the Company in the principal amount of $1,000 per unit due July 31, 2026 with a principal amount of $1,000 bearing interest at 8%. The convertible notes (including unpaid interest) were automatically convertible prior to maturity into (i) (a) the shares of the surviving entity following a SPAC (Special Purpose Acquisition Company) merger at a conversion price equal to 75% of the issue price of the securities issued by such surviving entity and (b) certain limited rights to the issue of additional surviving entity securities 21 days after the expiry of the lock ups associated with the SPAC merger transaction to compensate for any price evolution in the trading price of such securities below the issue price down to $5.00; (ii) the Company's common or preferred stock in the case of a $50,000,000 issuance of common or preferred stock (excluding units or monies raised in connection with a SPAC merger) at a conversion price equal to 75% of the issue price of such securities, or (iii) same class of shares of the Company issued in connection with IPO shares at a conversion price equal to 75% of the price of such shares immediately post IPO.

The Company's obligations under the convertible notes, are secured in favor of each convertible note holder by a guaranty made by the Company and a security interest in all present and after acquired personal property and assets of the Company. The convertible notes include a prohibition on the Company granting liens or security interests on its assets outside the ordinary course of business.

The February 2025 Offering Convertible Notes are required to be accounted for as an ASC 480-10 liability as a result of the Variable Share Settlement provisions. The warrants qualified as permanent equity under ASC 815-40; therefore, the warrants were recognized within paid-in capital and measured at relative fair value. When estimating the fair value of the warrants, the Company has followed the guidance in ASC 820 Fair Value Measurement.

The fair value of the warrants issued with the February 2025 Offering Convertible Notes was based on Black-Scholes pricing model based on the following inputs:

February 2025 Bridge Round Offering
Stock price	$64.93
Exercise (Strike) price	$100
Time to maturity (years)	3.4
Annualized risk-free rate	4.2%
Annualized volatility	51.3%

Roll forward of Convertible Notes and Convertible Notes-Related Party

	Convertible Notes	Convertible Notes - Related Party
Balance at January 1, 2024	$7,918,528	$2,032,017
2024 Bridge Round Offering proceeds	6,563,000	650,000
Loss on extinguishment of debt	1,183,289	202,204
Recognition of debt discount	(2,173,509)	(514,827)
Foreign currency translation adjustment	(369,323)	(130,898)
Amortization of debt discount	586,847	133,498
Balance at December 31, 2024	13,708,832	2,371,994
February 2025 Bridge Round Offering proceeds	9,335,000	1,650,000
Recognition of debt discount	(2,323,073)	(271,458)
Amortization of debt discount	304,616	212,160
Balance at March 31, 2025	21,025,375	3,962,696
Amortization of debt discount	593,114	106,078
Balance at June 30, 2025	21,618,489	4,068,774
Amortization of debt discount	599,633	107,243
Balance at September 30, 2025	$22,218,122	$4,176,017

4. Related Party Balances and Transactions

The following table summarizes the Company's related party transactions for:

	Three months ended		Nine months ended
	September 30		September 30
	2025	2024	2025	2024
Professional fees and expenses paid to companies controlled by officers included in general and administrative	$247,552	$98,609	$450,484	$301,770
Research and development expenses paid to companies controlled by officers included in general and administrative	$7,083	$8,828	$28,238	$26,948

These transactions are in the normal course of operations and are measured at fair value, which is the amount of consideration established and agreed to by the related parties.

During the year ended December 31, 2024, the Company issued 63,050 shares of Common Stock to SWH as consideration for all of the shares of common stock of TEUSA owned by SWH.

In December 2024, the Company received $100,000 in advance from a related party as in advance of the February 2025 Bridge Round Offering.

The Company has issued convertible notes to certain related parties, which include accrued interest (see Note 3).

5. Stockholders' Deficit

Preferred Stock

The Company has authorized 4,000,000 shares of preferred stock, par value $0.001 per share. 150,000 shares of preferred stock have been designated as Series A Preferred Stock ("Series A Preferred Stock") and 62,920 have been designated as Series A-1 Preferred Stock ("Series A-1 Preferred Stock") (collectively, the "Preferred Stock"). These shares do not pay dividends, carry one vote per share, rank in preference ahead of common stock in the event of liquidation with any distribution being up to the amount originally subscribed by the relevant shareholder. Each share of Preferred Stock can be converted into one share of Common Stock at the option of the shareholder at any time. As of September 30, 2025 and December 31, 2024, 137,672 shares of Series A Preferred Stock were issued and outstanding. As of September 30, 2025 and December 31, 2024, 62,920 and 0 shares, respectively, of Series A-1 Preferred stock were issued and outstanding. Each Share of Series A-1 Preferred Stock is convertible at the option of the holder and mandatorily convertible immediately prior to the consummation of any SPAC transaction.

In accordance with ASC 815-40-25-22, the Company evaluated whether it has a sufficient number of authorized and unissued shares available to settle the conversion features of the Preferred Stock. The Company compared (i) the number of authorized and unissued shares of Common Stock as of the balance sheet date to (ii) the maximum number of shares that could be required to be delivered upon conversion of the Preferred Stock, taking into account all other outstanding commitments to issue shares, including stock options, warrants, and other convertible instruments. As the remaining authorized and unissued shares exceed the maximum number of shares that could be required to be delivered, the Company is able to assert share settlement of the conversion feature in accordance with ASC 815-40-25-22 through 25-23. Accordingly, the Preferred Stock is equity classified.

Common Stock

The Company's Board of Directors has authorized 6,000,000 shares of $0.001 par value of Common Stock. As of September 30, 2025 and December 31, 2024, the Company has 738,331 shares of common stock issued and outstanding.

Common Stock Warrants

As of September 30, 2025 and December 31, 2024, the Company had 283,430 and 173,580 outstanding warrants, respectively, to purchase common stock at an exercise price of $100 per share.

Call Options

Pursuant to various call option agreements entered into with certain stockholders prior to the Company's redomicile and business combination, the Company retains the right to repurchase up to an aggregate of 137,000 shares of its outstanding common stock at fixed exercise prices ranging from $50.00 CAD to $100.00 USD per share. These call options are exercisable at the Company's discretion and expire at various dates ranging from/ December 31, 2035, through March 7, 2043. The call options are not subject to any service, performance, or market-based vesting conditions and are not transferable without Company consent. The Company has not exercised any of these call options to date.

The options continue to be valid and enforceable following the April 5, 2024 redomicile and corporate reorganization. These instruments are presented within stockholders' deficit at the original consideration price per share and are not remeasured unless exercised. The call option agreements will remain enforceable, and the respective call options will remain outstanding after the potential closing of the Business Combination Agreement unless previously exercised.

Exchangeable Shares

As of September 30, 2025 and December 31, 2024, the Company had 6,200 Preferred Exchangeable shares and 530,924 Common Exchangeable shares outstanding. These shares are legally issued by Terrestrial Energy Canada (Exchange) Inc., a wholly-owned subsidiary of the Company. Each exchangeable share is convertible on a 1-for-1 basis into the Company's preferred or common shares, either at the option of the holder or upon the occurrence of certain events, such as an initial public offering or change of control. The exchangeable shares carry economic rights and dividend entitlements equivalent to the Company's corresponding equity instruments and participate in Company-level voting through a special voting mechanism. Exchangeable shares hold limited economic rights with respect to ExchangeCo and are not entitled to dividends of ExchangeCo; provided that holders of exchangeable shares are entitled to dividends paid on Company shares.

The Company has entered into a support and exchange agreement with the subsidiary and a trustee to guarantee all obligations associated with the exchangeable shares and ensure that holders receive equivalent rights to direct shareholders. As such, these instruments are treated as equity of the Company, and not reported as noncontrolling interests. No exchange of shares occurred during the nine months ended September 30, 2025 and 2024.

6. Stock Options

In 2014, the Company adopted the amended and restated Terrestrial Energy Inc. 2014 Stock Options Plan A ("the 2014 Plan"). In connection with the Company's re-domestication to Delaware, outstanding awards under the 2014 Plan were assumed by the Terrestrial Energy Delaware Inc. 2024 Stock Option Plan, which was most recently amended and restated in October 2024, as the Terrestrial Energy Inc. Second Amended and Restated 2024 Stock Option Plan (the "Current Plan"). As of September 30, 2025, the Current Plan authorizes the Company to award options resulting in the issuance of up to 415,295 Class A common shares stock options. The Current Plan provides for grants of options to employees, non-employee directors and officers, consultants and advisors of the Company. The Current Plan is designed to promote the interests of the Company using equity investment interests to attract, motivate, and retain individuals. The Plan is administered by the Board of Directors. The Board determines the type, number, vesting requirements and other features and conditions of such awards. Generally, stock options granted from the Plan have a contractual term of twenty years from the date of the grant and vest over one to three years.

The Company has recorded stock-based compensation expense of $0.8 million and $0.5 million for the nine months ended September 30, 2025 and 2024, respectively. As of September 30, 2025, total compensation expense related to awards not yet recognized (except those with performance conditions that are not yet probable) was approximately $1.3 million which is expected to be recognized over a weighted average period of 1.6 years.

7. Segment Information

ASC Topic 280, "Segment Reporting," establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company's chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company's chief operating decision maker ("CODM") has been identified as the Chief Executive Officer in accordance with ASC 280-10-50-5, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the consolidated statement of operations as net income or loss. The measure of segment assets is reported on the consolidated balance sheet as total assets when evaluating the Company's performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	For the Three Months ended September 30
	2025	2024
Research and development costs	$3,361,858	$1,248,189
General and administrative expenses	4,749,399	1,125,121
Other significant non-cash items:
Depreciation and amortization	287,095	316,711
Total Operating Expenses	$(8,398,352)	$(2,690,021)

	For the Nine Months ended September 30
	2025	2024
Research and development costs	$6,211,043	$3,755,549
General and administrative expenses	11,569,376	3,546,510
Other significant non-cash items:
Depreciation and amortization	665,832	1,015,118
Total Operating Expenses	$(18,446,251)	$(8,317,177)

As the Company has not earned significant revenue yet, the key measures of segment profit or loss reviewed by the Company's CODM are research and development costs and general and administrative expenses to monitor, manage and forecast cash to ensure enough capital is available for working capital needs. The CODM also reviews research and development costs and general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

8. Commitments and Contingencies

Litigation and loss contingencies

From time to time, the Company may be subject to other legal proceedings, claims, investigations, and government inquiries (collectively, legal proceedings) in the ordinary course of business. It may receive claims from third parties asserting, among other things, infringement of their intellectual property rights, defamation, labor and employment rights, privacy, and contractual rights. There are no currently pending legal proceedings that the Company believes will have a material adverse impact on the business or the condensed consolidated financial statements.

9. Subsequent Events

The Company evaluated subsequent events from September 30, 2025, the date of these condensed consolidated financial statements, through November 14, 2025, the date these condensed consolidated financial statements were available to be issued, for events requiring recording or disclosure in the condensed consolidated financial statements. The Company concluded that no events have occurred that would require recognition or disclosure in the condensed consolidated financial statements, except as described below.

The Business Combination closed on October 28, 2025, subject to the satisfaction or waiver of all closing conditions, with trading commencing on the Nasdaq Stock Market LLC (“Nasdaq”) on October 29, 2025. Upon closing of the transaction, the combined company became known as Terrestrial Energy Inc. and its securities were listed on Nasdaq under the symbols “IMSR” and “IMSRW”, respectively.